Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Second Quarter 2006 Financial Results

Second Quarter Revenue Up 13% Year-Over-Year

MCLEAN, Va., July 27, 2006 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended June 30, 2006 (the second quarter of its 2006 fiscal year).

Second quarter 2006 revenue was $74.1 million versus $65.4 million for the second quarter of 2005, a 13% increase. This marked the fourteenth consecutive quarter of year-over-year revenue growth. Product support and other services revenue for the second quarter of 2006 was $51.0 million versus $41.2 million for the second quarter of 2005, a 24% increase. Product licenses revenue for the second quarter of 2006 was $23.1 million versus $24.3 million for the second quarter of 2005, a 5% decrease. Operating expenses for the second quarter of 2006 were $39.8 million versus $33.4 million for the second quarter of 2005, a 19% increase which resulted primarily from an increase in worldwide employee headcount and includes approximately $417,000 in stock option compensation expense in connection with the implementation of the Financial Accounting Standards Board’s Statement of Financial Accounting Standards Number 123(R) as of January 1st, 2006. The increase in second quarter operating expenses reflects continued expansion of our worldwide sales and services organization and administrative and IT support functions. Second quarter 2006 income from operations increased by 3% to $23.7 million, or 32% of revenue, versus $23.0 million, or 35% of revenue, for the second quarter of 2005. Net income for the second quarter of 2006 was $16.6 million, or $1.21 per share on a diluted basis.

During the second quarter of 2006, MicroStrategy repurchased 528,300 shares of its class A common stock for $54.0 million at an average price per share of $102.24, including broker commissions. As of June 30, 2006, MicroStrategy had $46.9 million in cash and cash equivalents and 9,583,470 shares of class A common stock and 3,227,573 shares of class B common stock outstanding.

“Our worldwide services business led the way in the quarter with impressive growth, providing a strong financial and operational foundation that allowed us to expand our global presence and make further investments in our products,” said Arthur S. Locke, III, MicroStrategy’s Vice President, Finance & Chief Financial Officer. “We are pleased with the balance achieved during the second quarter, as we generated an operating income margin of 32% while expanding our worldwide sales and services organization.”

New Customers and New Deals with Existing Customers in Q2 2006 included:

21st Century Insurance, American Healthways, Apria Healthcare, Cascade Corporation, Catalina Marketing Corporation, David’s Bridal, Fieldstone Mortgage, The First American Financial Corporation, GERS Retail Systems, Guy Carpenter, Hard Rock Café, Iridium Satellite LLC, ITT Industries, KeySpan Corporate Services LLC, Meijer Great Lakes Limited Partnership, Morguard Corporation, N.E.W. Corp., National Institutes of Health (NIH), Network Solutions, New Plan Excel Realty Trust, Inc., New York & Company, Inc., NEXCOM, Payless ShoeSource Worldwide, Inc., Porsche Cars North America, ProcessMAP Corporation, Rewards Network Services Inc., Rite-Hite Corporation, SOCAN, Transportation Security Administration, Unisource Administrators, Inc., United States Geological Survey, Universal Studios Hollywood, US Department of State, Wells Fargo Bank, N.A, and Wyeth.

Examples of Customer Deals from Q2 2006:

ProcessMAP Corporation

A new MicroStrategy customer, ProcessMAP Corporation is a leading provider of end-to-end software solutions in environmental, health and safety (EH&S) information management. ProcessMAP provides a suite of applications, anchored by MicroStrategy, that help customers better manage EH&S compliance data, risk management data, and performance data. ProcessMAP has integrated MicroStrategy to allow customers to analyze a wide range of EH&S information such as key EH&S metrics, scorecards and performance indicators; injury/illness incident rates, trends and root causes; behavioral safety data; waste; energy consumptions and Greenhouse Gas emissions; corporate EH&S compliance and ISO 14001/OHSAS 18001 audit data; and industrial hygiene data. The ProcessMAP solution enables customers to establish enterprise-wide consistency in data management as well as monitor regulatory compliance, increase productivity, streamline business processes and enhance organizational transparency.

Rite-Hite Corporation

Rite-Hite Corporation, headquartered in Milwaukee, Wisconsin, is a world-wide leader in the development, manufacture and sale of loading dock safety systems and industrial door solutions. Using MicroStrategy, Rite-Hite recently introduced a new scorecard for executives, which provides a snapshot of critical company information such as forecasted revenue and balance sheet analysis. Monitoring business performance using MicroStrategy’s “at-a-glance” scorecards gives Rite-Hite users timely insights into key business metrics. Rite-Hite also uses MicroStrategy to streamline and automate its planning data to make more strategic and analytically-based decisions.

Iridium Satellite LLC

Iridium Satellite LLC, a global supplier of mobile satellite communications services, selected MicroStrategy to provide improved sales and customer data reporting, and enhanced analysis of marketing programs. A new MicroStrategy customer, Iridium plans to use MicroStrategy to leverage its historical subscriber and network usage data to improve customer retention and better understand the geographic distribution of its products and services, as well as the market segments it serves. Using MicroStrategy, Iridium executives will be able to monitor the company’s marketing and sales performance via real-time dashboards, and Iridium marketing analysts can more accurately understand the existing Iridium subscriber base and better tailor marketing initiatives for its various market segments.

MicroStrategy 8 Enhancements:

During the second quarter of 2006, MicroStrategy announced that IBM WebSphere® Information Integrator was certified to interoperate with MicroStrategy 8. This interoperability is another milestone in the long-standing relationship between IBM and MicroStrategy. The combination of MicroStrategy and IBM WebSphere Information Integrator technology enables companies to seamlessly derive critical business insights from multiple, heterogeneous data sources. MicroStrategy also announced that it certified Sybase® Avaki® Enterprise Information Integration (EII) software on the MicroStrategy Business Intelligence Platform™. With the certification of Sybase Avaki EII, MicroStrategy 8 extends its heterogeneous database access capability to include Web services data sources and file-based data stores.

MicroStrategy recently expanded its relationship with Microsoft by extending MicroStrategy 8 access to multidimensional data sources with support for Microsoft SQL Server 2000 and SQL Server 2005 Analysis Services. MicroStrategy 8 uses the industry standards of Web Services and XML for Analysis (XMLA) to connect to SQL Server Analysis Services. MicroStrategy’s support for SQL Server 2005 Analysis Services will allow customers to report and analyze Analysis Services data and join it with data from other sources, enabling deeper insights to uncover problems and trends previously unseen. This support expands MicroStrategy’s integration points with Microsoft, including Microsoft SQL Server 2005, Microsoft Office, Microsoft Office SharePoint Portal Server, and the Microsoft Windows operating systems.

MicroStrategy 2006 Symposia Series:

MicroStrategy continued its 2006 Symposia series with the Summer Symposia held in London, July 10-12, and New York City, July 17-19. These events provide a collaborative forum for attendees to exchange ideas with peers and industry experts, learn BI success strategies from leading companies in their industries, and gain valuable insights from MicroStrategy’s technology leaders. At both events, MicroStrategy customers presented case studies demonstrating their deployed enterprise BI applications using MicroStrategy. Customer speakers at the London Symposium included Deutsche Bank, Virgin Retail, Amlin, and Finansbank. At the New York City Summer Symposium, customer speakers included representatives from Lowe’s Companies, Yahoo!, Bank of America, and MetLife. Upcoming 2006 Symposia will be held in São Paulo, Brazil, September 11-13; Chicago, October 9-11; and Rome, October 16-18.

MicroStrategy Customer Recognition:

Four MicroStrategy customers were recognized as Laureates by the Computerworld Honors Program at an awards event held in Washington, D.C. in June. Consip (the IT branch of Italy’s Ministry of the Economy and Finance), NBC Universal, Ohio Department of Education, and Receita Federal (Brazil’s Federal Revenue and Customs Administration) were selected for their noteworthy use of business intelligence technology. Established in 1988, The Computerworld Honors Program brings together the principals of leading information technology companies to recognize and document the achievements of the men, women, organizations and institutions around the world, whose visionary applications of information technology promote positive social, economic and educational change.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its advanced technical capabilities, sophisticated analytics, and superior data and user scalability. More information about MicroStrategy (NASDAQ: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy Report Services, MicroStrategy 8, Pixel Perfect, and MicroStrategy Business Intelligence Platform are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 8 software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the

Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenues
Product licenses	$23,111	$24,255	$46,244	$46,066
Product support and other services	50,995	41,182	97,360	79,357

Total revenues	74,106	65,437	143,604	125,423

Cost of Revenues
Product licenses	592	918	1,296	2,195
Product support and other services	10,039	8,179	18,869	15,595

Total cost of revenues	10,631	9,097	20,165	17,790

Gross profit	63,475	56,340	123,439	107,633

Operating Expenses
Sales and marketing	20,313	16,533	40,282	33,767
Research and development	8,732	8,061	16,981	15,279
General and administrative	10,716	8,773	21,466	17,125
Amortization of intangible assets	18	18	36	36

Total operating expenses	39,779	33,385	78,765	66,207

Income from operations	23,696	22,955	44,674	41,426

Financing and Other Income
Interest income	667	721	1,530	1,593
Interest expense	(19)	(17)	(51)	(32)
Loss on investments	—	(149)	—	(131)
Other income (expense), net	(515)	1,157	(667)	1,415

Total financing and other income	133	1,712	812	2,845

Income before income taxes	23,829	24,667	45,486	44,271
Provision for income taxes	7,271	7,080	13,935	11,631

Net income	$16,558	$17,587	$31,551	$32,640

Basic earnings per share	$1.27	$1.16	$2.37	$2.08

Diluted earnings per share	$1.21	$1.12	$2.26	$1.99

Basic weighted average shares outstanding	13,024	15,149	13,295	15,683

Diluted weighted average shares outstanding	13,678	15,767	13,990	16,363

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30, 2006	December 31, 2005
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$46,940	$42,318
Restricted cash and investments	5,225	5,076
Short-term investments	22	53,761
Accounts receivable, net	34,069	43,052
Prepaid expenses and other current assets	7,490	6,209
Deferred tax assets, net	25,954	22,971

Total current assets	119,700	173,387

Property and equipment, net	10,937	12,031
Capitalized software development costs, net	2,608	3,669
Deposits and other assets	1,923	2,293
Deferred tax assets, net	73,278	86,393
Total assets	$208,446	$277,773

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$17,942	$19,550
Accrued compensation and employee benefits	21,925	27,258
Deferred revenue and advance payments	58,794	45,874

Total current liabilities	98,661	92,682

Deferred revenue and advance payments	1,451	1,554
Other long-term liabilities	2,330	2,815

Total liabilities	102,442	97,051

Stockholders’ Equity:
Preferred stock undesignated; $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock; $0.001 par value; 330,000 shares authorized; 13,422 shares issued and 9,583 shares outstanding, and 13,270 shares issued and 10,595 shares outstanding, respectively	13	13
Class B common stock; $0.001 par value; 165,000 shares authorized; 3,228 and 3,258 shares issued and outstanding, respectively	3	3
Additional paid-in capital	434,215	428,062
Treasury stock, at cost; 3,839 and 2,675 shares, respectively	(249,625)	(136,817)
Accumulated other comprehensive income	2,703	2,318
Accumulated deficit	(81,305)	(112,857)

Total stockholders’ equity	106,004	180,722

Total liabilities and stockholders’ equity	$208,446	$277,773

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six months ended June 30,
	2006	2005
	(unaudited)	(audited)
Operating activities:
Net income	$31,551	$32,640
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	$3,886	4,521
Bad debt provision (recovery)	656	(49)
Deferred taxes	11,981	9,592
Stock-based compensation	821	—
Excess tax benefits from stock-based payment arrangements	(2,214)	—
Other, net	50	(347)
Changes in operating assets and liabilities:
Accounts receivable	9,444	7,444
Prepaid expenses and other current assets	(1,074)	1,058
Deposits and other assets	391	292
Accounts payable and accrued expenses, compensation and employee benefits	(8,055)	(8,743)
Deferred revenue and advance payments	11,853	5,932
Other long-term liabilities	(273)	(183)

Net cash provided by operating activities	59,017	52,157

Investing activities:
Proceeds from maturities of short-term investments	106,691	114,110
Purchases of short-term investments	(52,924)	(49,293)
Purchases of property and equipment, net	(1,622)	(881)
Capitalized software development costs	—	(926)
Increase in restricted cash and investments	(97)	(4,845)

Net cash provided by investing activities	52,048	58,165

Financing activities:
Proceeds from sale of class A common stock under employee stock purchase plan and exercise of employee stock options	2,758	2,952
Excess tax benefits from stock-based payment arrangements	2,214	—
Purchases of treasury stock	(112,807)	(127,562)

Net cash used in financing activities	(107,835)	(124,610)
Effect of foreign exchange rate changes on cash and cash equivalents	1,392	(3,394)

Net increase (decrease) in cash and cash equivalents	4,622	(17,682)
Cash and cash equivalents, beginning of period	42,318	68,314

Cash and cash equivalents, end of period	$46,940	$50,632